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                                  EXHIBIT 10.1


                          CONTRACT FOR THE PURCHASE AND
                              SALE OF REAL PROPERTY


         THIS AGREEMENT made and entered into this 8 day of October, 1999, by and between JAMES E. BRIDGES D/B/A GRAND PAVILLION ("Seller"), and INTEGRITY BANK ORGANIZING GROUP, L.L.P. ("Purchaser"),

                            W I T N E S S E T H: THAT

         FOR AND IN CONSIDERATION of the sum of Ten ($10.00) Dollars and other good and valuable considerations, paid by each party to the other, the receipt and sufficiency of which are herewith acknowledged, and in consideration of the mutual covenants contained herein, the parties hereto do hereby agree as follows:

         1. PURCHASE AND SALE. Subject to and in accordance with the terms and provisions hereof, Seller agrees to sell and Purchaser agrees to purchase the real estate described as Exhibit "A" and made a part hereof (the "Premises"); all buildings, structures, improvements, and fixtures, if any, now situated on the Premises; all right, title and interest of the Seller, including any after-acquired title or reversion, in and to the beds of the ways, roads, streets, avenues and alleys adjoining the Premises; all and singular the tenements, hereditaments, easements, appurtenances, licenses, passages, waters, water rights, water courses, riparian rights, other rights, liberties and privileges thereof or in any way now or hereafter appertaining, including homestead or any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions, remainder and remainders thereof; and all alley rights, drainage rights and all other rights appertaining to the use or enjoyment of the Premises and improvements located in or upon the Premises; (all of the foregoing property being hereinafter referred to collectively as the "Property").

         2. EARNEST MONEY. On the date of the full execution and delivery of this Contract by Seller and Purchaser (which date is set forth on the signature page hereof and is referred to herein as the "Contract Date"), Purchaser will deliver to Perimeter Title Services, Inc., as Escrow Agent, the amount of Ten Thousand Dollars ($10,000.00), said sum to be held by said Escrow Agent as earnest money (the "Earnest Money"), pursuant to the terms and provisions of this Contract.

         3. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Property, subject to all adjustment and credits hereinafter provided, shall be Eight Hundred Fifty Thousand Dollars ($850,000.00), to be paid in readily available or in certified funds or by title company or attorney trust or escrow account check at Closing inclusive of all Earnest Money paid.

         4. ACCESS AND UTILITY EASEMENTS. At Closing, Seller shall grant and convey to Purchaser, its successors and assigns, the following perpetual, non-exclusive easements, for the benefit of the Premises, which easements shall be in a form reasonably acceptable to Purchaser, to-wit:

         (a) An easement for vehicular and pedestrian ingress and egress, between the Premises and Grand Pavillion Shopping Center; and

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         (b)      An easement for electric, gas, telephone, water, sanitary
sewer, and storm water utility service to serve the Premises (the "Utility Easement"), which Utility Easement shall run on, above, or under such portion of Grand Pavillion Shopping Center that is adjacent to the Premises as is necessary to cause such utility services to be delivered to the Premises.

         5. REPRESENTATIONS AND WARRANTIES. Seller hereby warrants and represents to Purchaser, and agrees that the following matters are now true and shall be true as of the Closing Date:

         (a) That Seller has no actual knowledge, nor has Seller received any notice of, any actual or threatened action, litigation or proceeding (including any condemnation or eminent domain proceedings) by any organization, person, individual, or governmental agency against either Seller or the Property, or with respect thereto, nor does Seller know of any basis for any such action;

         (b) That Seller will convey to Purchaser at Closing unencumbered fee simple title to the Property, with title to the Property and to the Access Easement and to the Utility Easement] insurable by a title insurance company designated by Purchaser (the "Title Insurer") in the full amount of the Purchase Price, in ALTA Form B-1992, at standard published rates, free and clear of all restrictions, liens, encumbrances, assessments, leases, options, and other exceptions of every kind and character except for real estate taxes relating to the Property which are liens but not yet due and payable; Purchaser shall, at Purchaser's expense, cause an accurate survey (the "Survey") to be made of the Property by a registered Georgia land surveyor of Purchaser's choice, and the legal description of the Property contained in the deed from Seller and insured by Title Insurer and the legal description of the areas encumbered by the Access Easement and by the Utility Easement insured by Title Insurer] shall be based upon and conform to said Survey;

         (c) That Seller has received no notice of any disputes concerning the location of the lines and comers of the Property;

         (d) That Seller has received no notice of action, contemplated action, or plans: to close any public street adjoining the Premises; to terminate, modify, or change any curb cut or street opening permit, license, approval with respect to vehicular or pedestrian access between the Premises and any adjoining public street; or to erect a median or similar barrier within any public street adjoining the Premises that would restrict or limit access between the Premises and such street; or to change the zoning classification or regulations applicable to the Premises or any adjoining property;

         (e) That Seller has received no notice of action, contemplated action, or plans for a moratorium on the issuance of utility, development, or building permits, licenses, or approvals necessary to utilize the Property pursuant to the Plans (as said term is hereinafter defined), nor is Seller aware of any moratorium or threat of a moratorium on applications to rezone or to seek variances with respect to the Property;

         (f) That Seller has received no notice of violations or alleged violations of any governmental rules and/or regulations with reference to the Property, or with reference to public or private easements for utilities which serve and inure to the benefit of the Property;

         (g) That Seller has received no notice of and has no knowledge of any Contaminants (as said term is hereinafter defined) that have been deposited, discharged, placed or disposed of at, on, under or near the Premises, nor has any portion of the Premises been used as a landfill or for the disposal, storage, sale, treatment, processing or other handling of any Contaminants. For purposes of this Agreement, the term "Contaminants" shall mean pollutants, contaminants, toxic waste and other substances (including but


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not limited to asbestos and to petroleum and petroleum-based products and related constituents), the removal of which is required or the disposal or use of which is regulated, restricted, prohibited or penalized by any Federal, State, or local law or ordinance applicable to the Premises relating to pollution or protection of the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and all State laws relating to underground storage tank facilities. Seller has received no notice that any portion of the Property constitutes "wetlands" as that term is defined by the United States Corp of Engineers or the United States Environmental Protection Agency or is subject to regulation as "wetlands" under any state or local law, rule or regulation;

         (h) That to Seller's best knowledge no part of the Property is located in a flood zone as such is identified by Federal, State or local agencies; and

         (i) That Seller has the authority to enter into this Contract and to perform its obligations hereunder.

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         6.       CONDITIONS PRECEDENT. The obligation of Purchaser to
consummate this Agreement, and the purchase and sale contemplated hereby in accordance with the terms and provision of this Agreement, is subject to the fulfillment and satisfaction on or prior to Closing as to the conditions described below:

         (a) Each and all agreements and covenants of Seller as provided in this Agreement shall have been fully and duly performed in accordance with the terms and provisions of this Agreement;

         (b) Each and all warranties and representations of Seller as contained in this Agreement shall be true and correct as of Closing;

         (c) Receipt by Purchaser of a building permit (the "Building Permit") for the improvement of the Premises in accordance with the Purchaser's plans for development of the Premises as same exist from time to time (the "Plans");

         (d) Receipt by Purchaser of all authorizations and permits, in addition to the Building Permit, including, without limitation, construction and use permits, curb cuts, driveway access or access control permits and sign permits relating to the development and use of the Premises, in accordance with the Plans and the receipt of verification confirming that the development and use of the Premises in accordance with the Plans is consistent with all applicable zoning and subdivision laws and regulations. All applications to procure said authorizations and permits shall be obtained at the expense of the Purchaser, but Seller shall cooperate with Purchaser to obtain same, and shall execute all applications, petitions and consents necessary for such purposes]

         (e) Receipt by Purchaser of verification that sanitary sewer and storm sewer and other suitable drainage facilities, and water, gas, telephone and electric utility services, satisfactory for the proposed use of the Premises by Purchaser, are available to and for the use of the Premises in accordance with the Plans. All such services shall be located at the property lines of the Premises and available for immediate connection and use without payment of any charges or assessments by Purchaser other than usual and ordinary connection fees or services charges;

         (f) Receipt by the Purchaser of engineering studies of the Premises, including typographical survey, soil bearing tests, hydrology tests, and other engineering data as Purchaser may reasonably require, all meeting, in the Purchaser's sole discretion, engineering costs and standards for development of the Premises in accordance with the Plans for development of the Premises. The cost of such studies shall be paid by the Purchaser;

         (g) Receipt by the Purchaser of all necessary Governmental Charters to establish Integrity Bank; and

         (h) Receipt by the Purchaser of all approvals required under Sellers Leases for Grand Pavillion concerning the use, square footage or height of the intended use by Purchaser. Purchaser hereby represents that the intended use is for a 16000 sq. ft., 2-story office/bank building, and shall only be used for such purposes. The design of said building will be similar to The Peachtree Bank building in Norcross. Purchaser will provide Seller with its plans and specifications as soon as available for Seller to get such approvals.

         Purchaser, its agents and representatives, shall have the right to enter upon the Premises for the purpose of examining, inspecting, testing, and surveying the Premises.

         In the event Purchaser fails and/or refuses to give written notice to Seller of the satisfaction (or waiver) of the conditions set forth above within 150 days ("Due Diligence Period"), or in the event Purchaser provides Seller with written notice within the stipulated period(s) set forth above that it shall be unable to satisfy one or more of the conditions set forth above within such stipulated period(s), this Contract shall be deemed terminated without the necessity of further documentation, all Earnest Money, if any, shall be promptly refunded to Purchaser, and neither party to this Contract shall thereafter have any further right or claim against the other hereunder.

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         The Purchaser may extend the Due Diligence Period for sixty (60) days
(the "Extension Period") by delivering an additional Five Thousand Dollar ($5000.00) Earnest Money Deposit to the Escrow Agent on or prior to the original date for the expiration of the Due Diligence Period.

         7.       CLOSING.

         (a) Purchaser and Seller shall consummate and close the sale contemplated by this Contract (the "Closing") on or before the thirtieth (30th) day following the expiration of the Due Diligence Period, at a time, at a place, and on a date designated by Purchaser after the Purchaser has provided the Seller with not less than two (2) days prior notice. Seller shall pay the State of Georgia Transfer Tax and the cost of obtaining Purchasers Title Insurance including Title Insurance Premium and Sellers attorney's fees. Purchaser shall pay for all other costs associated with the closing;

         (b) City, state and county ad valorem taxes and special assessments for the calendar year of Closing shall be prorated between the Seller and the Purchaser as of the date of Closing, provided that if the tax bill for such calendar year has not been issued as of Closing, such proration shall be based upon the tax bill for the prior calendar year with the parties hereby agreeing following the Closing to adjust between themselves the difference between such tax bills;

         (c) At Closing, Seller shall pay all property transfer and similar taxes;

         (d) At the Closing, Seller will deliver to Purchaser all documents reasonably necessary to fulfill its obligations herein, including but not limited to the following documents (all of which shall be duly executed and acknowledged where required and shall be in a form acceptable to Purchaser):

                  (i) General Warranty Deed, conveying good and marketable fee simple title to the Property;

                  (ii)     The Access Easement and the Utility Easement];

                  (iii) An Owner's Affidavit executed by the Seller containing such representations as the Title Insurer shall reasonably require;

                  (iv) Such other documents as shall be required by the Title Insurer as a condition to insuring Purchaser's title to the Property and to the areas encumbered by the Access Easement and to the Utility Easement, free of exceptions;

                  (v) Reaffirmation of the truth and accuracy of Sellers representations and warranties set forth in this Contract, and a representation that all of Seller's agreements contained in this Contract are completely satisfied and discharged; and

                  (vi) Affidavits and other documentation necessary to satisfy State of Georgia and United States income tax withholding requirements.

         8. DEFAULT. Except as specifically provided in this Contract relating to Conditions Precedent, or otherwise specifically provided in this Contract, in the event the purchase and sale of the Property pursuant to this Contract is not closed and consummated through default by Purchaser, then the Earnest Money shall be delivered to Seller, as the full and only liquidated damages for such default of Purchaser and as the sole remedy of Seller for any such default by Purchaser, it being acknowledged and agreed that Seller's actual damages would be difficult (if not impossible) to ascertain, and thereupon neither of the parties hereto shall have any rights, duties, obligations, or liabilities hereunder whatsoever. In the event of a default by Seller hereunder, Purchaser may pursue an action against Seller for specific performance in addition to the other remedies of Purchaser at law or in equity.

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         9.       NOTICES. Whenever any notice is required or permitted
hereunder, such notice shall be in writing and shall be delivered in person, or transmitted by facsimile communication or sent by U.S. Registered or Certified Mail, Return Receipt Requested, postage prepaid, or by Federal Express, Express Mail, or other reputable overnight delivery service, to the addresses set forth below or at such other addresses as or specified by written notice delivered in accordance herewith:

         SELLER:                    James E. Bridges d/b/a Grand Pavillion
                                    11130 State Bridge Rd.
                                    Suite D-201
                                    Alpharetta, GA 30022
                                    Facsimile #:  678-297-7522

         PURCHASER:                 Integrity Bank Organizing Group, LLP
                                    1215 Hightower Trail
                                    Atlanta, Ga. 30350

         with copy to:              Andrew E. Wolf, Esq.
                                    Wolf & Sabatini
                                    1215 Hightower Trail, A-100
                                    Atlanta, Ga. 30350

         Notices mailed as hereinabove provided shall be deemed effectively given on the postmarked date of such notice if mailed, on the date delivered to the reputable overnight delivery service if sent by overnight delivery, the date delivered to a commercial courier service il personal delivery is made by a commercial courier, and, otherwise, on the date actually received at the address or facsimile number provided above.

         11.      MISCELLANEOUS.

         (a) This agreement shall be construed and interpreted under the laws of the state where the Property is located, without giving effect to principals of conflicts of law.

         (b) Except as otherwise provided herein, all rights, powers and privileges conferred hereunder upon the parties shall be cumulative and not restrictive to those given by law.

         (c) The failure of either party to exercise any power given either party hereunder or to insist upon strict compliance by either party of its obligations hereunder shall not constitute a waiver of either party's right to demand exact compliance with the terms hereof.

         (d) This Contract contains the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. This provision may not be orally waived.

         (e) This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

         (f) No amendment to this Contract shall be binding on any of the parties to this Contract unless such amendment is in writing, and such amendment is executed by all of the parties to this Contract. This provision may not be orally waived.

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         (g)      No waiver or consent permitted or contemplated by this
Contract shall be effective or binding on any of the parties hereto unless the same is in writing and delivered and received from one party to the other.

         (h) The captions and headings of the paragraphs contained in this Contract are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs, or in any way affect this Contract.

         (i) Time shall not be of the essence in this Contract, except with respect to the Closing Date.

         (j) Possession of the Property shall be delivered by Seller to Purchaser no later than the date of Closing.

         (k) This Contract may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

         (1) All representation, warranties, and agreements which are contained in this Contract shall survive the Closing, and any investigation made by or any actual or constructive notice of Purchaser, and shall not be deemed to be merged into the Warranty Deed or into any of the other documents executed and delivered at the time of Closing.

         (m) In the event that any notice or performance date hereunder shall be required to be performed on a weekend or legal holiday, then such date shall automatically be extended to the next regular business day.

         (n) Purchaser shall have the right to assign this Contract, and its rights hereunder, in whole or in part, at any time and from time to time, to any third party or entity; in each instance, such assignee shall assume all obligations of Purchaser hereunder, and shall agree to execute all documents which Purchaser is obligated to execute pursuant to the terms and provisions of this Contract; upon such assignment as herein authorized and permitted, Purchaser shall be fully and completely discharged of all of Purchaser's duties, obligations, and liabilities hereunder to the extent of such assignment.

         (o) The risk of loss or damage to the Property by fire or other casualty up to the Closing is assumed by the Seller.

         (p) Within ten (10) days of the Contract Date, the Seller shall deliver to the Purchaser copies of all surveys, civil documents, test reports, and environmental assessments relating to the Property that are within the Seller's possession or control.

         (q) In the event of litigation to enforce the rights and obligations under the Contract, the prevailing party shall be entitled to recover against the other party the prevailing party's reasonable attorneys' fees and costs arising out of such litigation.

         (r) If any paragraph, section, provision, sentence, clause, or portion of this Contract is determined to be illegal, invalid, or unenforceable, such determination shall in no way affect the legality, validity, or enforceability of any other paragraph, section, provision, sentence, clause, or portion of this Contract, and any such affected portion or provision shall be modified, amended, or deleted to the extent possible and permissible to give the fullest effect to the purposes of the parties to this Contract.

         (s) If, prior to Closing, all or any portion of the Property is subject to an eminent domain proceeding or the threat of an eminent domain proceeding, Seller shall promptly provide Purchaser with written notice thereof. After receiving such notice, Purchaser shall have the option of purchasing the Property subject to such proceedings, without reduction of the Purchase Price, whereupon any awards attributable to the Property shall be paid to Purchaser, or cancelling this Contract without further obligation hereunder, in which event the Earnest Money shall be returned forthwith to Purchaser.

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         (t)      The Parties hereby agree to hold Escrow Agent harmless for any and all matters concerning this Contract and holding the Earnest Money Deposit. Escrow Agent shall execute this Contract for the sole purpose of acknowledging receipt of the Earnest Money from Purchaser.

         IN WITNESS WHEREOF, each of the parties have hereunto set their hands and affixed their seals the day and year written above.



                                       SELLER:  James E. Bridges d/b/a Grand
                                       Pavillion

                                       -------------------------------(I.S.)

As to Seller:

October 8, 1999.

                                       PURCHASER:

                                       Integrity Bank Organizing Group, L.L.P.

                                       By:
                                          ------------------------------------
                                          Steve Skow, Managing Partner

As to Purchaser:

October 8, 1999.

                                       ESCROW AGENT:

                                       Perimeter Title Services, Inc.


                                       ---------------------------------------
As to Escrow Agent:

October __, 1999.